UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 14, 2010 (September 14, 2010)

Hertz Global Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33139	20-3530539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Brae Boulevard Park Ridge, New Jersey	07656-0713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 307-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 14, 2010, Hertz Global Holdings, Inc. (“Hertz Holdings”) made available to investors updated unaudited pro forma condensed combined financial information (the “Pro Forma Information”) giving effect to the acquisition of Dollar Thrifty Automotive Group, Inc. (“DTAG”) by Hertz Holdings through a merger of HDTMS, Inc., a wholly owned subsidiary of Hertz Holdings (“Merger Sub”), with and into DTAG (the “Merger”), pursuant to the Agreement and Plan of Merger, dated April 25, 2010, as amended by Amendment No. 1 thereto, dated September 10, 2010, in each case among Hertz Holdings, Merger Sub and DTAG (such agreement, as so amended, the “Merger Agreement.”)   The Pro Forma Information reflects the change in consideration payable to DTAG stockholders in connection with the Merger, as provided in the Merger Agreement.  The Pro Forma Information is included herein as Exhibit 99.1 and is incorporated herein by reference.  The Pro Forma Information is being filed herewith for informational purposes only, and is not intended to satisfy any obligation that Hertz Holdings may have to supply such information pursuant to Item 9.01(b) of Form 8-K upon completion of the Merger.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.  The following Exhibits are filed herewith as part of this report:

Exhibit	Description

99.1	Updated unaudited pro forma condensed combined financial information of Hertz Global Holdings, Inc. and Dollar Thrifty Automotive Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President and Chief Financial Officer

Date: September 14, 2010